Exhibit 99.3

COUSINS PROPERTIES INCORPORATED
SQUARE FEET EXPIRING
As of December 31, 2003

OFFICE

As of December 31, 2003, the Company’s office portfolio included 34 commercial office buildings, excluding all buildings currently under construction and/or in lease-up and One Ninety One Peachtree Tower, as it is less than 10% owned by the Company. The weighted average remaining lease term of these office buildings was approximately seven years as of December 31, 2003. Most of the Company’s leases in these buildings provide for pass through of operating expenses and contractual rents which escalate over time. The leases expire as follows:

										2013
										&
	2004	2005	2006	2007	2008	2009	2010	2011	2012	Thereafter	Total

Consolidated:
Square Feet Expiring (1)	170,866	272,470	415,201	201,979	427,110	573,511	318,934	85,410	344,836	695,023	3,505,340 (2)
% of Leased Space	5%	8%	12%	6%	12%	16%	9%	2%	10%	20%	100%
Annual Contractual Rent (000’s) (3)	$2,971	$4,558	$6,662	$3,444	$8,595	$9,956	$8,346	$1,359	$10,934	$16,649	$73,474
Annual Contractual Rent/Sq. Ft. (3)	$17.39	$16.73	$16.05	$17.05	$20.12	$17.36	$26.17	$15.91	$31.71	$23.95	$20.96
Joint Venture:
Square Feet Expiring (1)	378,295	496,325	590,615	594,067	223,972	483,261	170,450	244,171	1,389,383	2,284,055	6,854,594 (4)
% of Leased Space	6%	7%	9%	9%	3%	7%	2%	4%	20%	33%	100%
Annual Contractual Rent (000’s) (3)	$4,767	$8,385	$10,506	$15,011	$3,644	$10,541	$3,990	$4,868	$31,127	$46,729	$139,568
Annual Contractual Rent/Sq. Ft. (3)	$12.60	$16.89	$17.79	$25.27	$16.27	$21.81	$23.41	$19.94	$22.40	$20.46	$20.36
Total (including Company’s share of Joint Venture Properties):
Square Feet Expiring (1)	436,630	483,921	703,378	501,498	530,214	809,974	374,036	210,950	1,039,612	1,812,941	6,903,154
% of Leased Space	6%	7%	10%	7%	8%	12%	6%	3%	15%	26%	100%
Annual Contractual Rent (000’s) (3)	$5,980	$8,106	$11,783	$10,987	$10,250	$15,114	$9,755	$3,795	$26,497	$39,581	$141,848
Annual Contractual Rent/Sq. Ft. (3)	$13.70	$16.75	$16.75	$21.91	$19.33	$18.66	$26.08	$17.99	$25.49	$21.83	$20.55

(1)	Where a tenant has the option to cancel its lease without penalty, the lease expiration date used in the table above reflects the cancellation option date rather than the lease expiration date.

(2)	Rentable square feet leased as of December 31, 2003 out of approximately 4,028,000 total rentable square feet.

(3)	Annual Contractual Rent excludes the operating expense reimbursement portion of the rent payable. If the lease does not provide for pass through of such operating expense reimbursements, an estimate of operating expenses is deducted from the rental rate shown. The contractual rental rate shown is the estimated rate in the year of expiration.

(4)	Rentable square feet leased as of December 31, 2003 out of approximately 7,227,000 total rentable square feet.

COUSINS PROPERTIES INCORPORATED
SQUARE FEET EXPIRING
As of December 31, 2003

MEDICAL OFFICE

As of December 31, 2003, the Company’s medical office portfolio included six medical office buildings. The weighted average remaining lease term of these medical office buildings was approximately eight years as of December 31, 2003. Most of the Company’s leases in the buildings provide for pass through of operating expenses and contractual rents which escalate over time. The leases expire as follows:

										2013
										&
	2004	2005	2006	2007	2008	2009	2010	2011	2012	Thereafter	Total

Consolidated:
Square Feet Expiring	33,636	23,836	15,272	32,538	39,723	125,538	17,865	30,354	2,010	144,197	464,969 (1)
% of Leased Space	7%	5%	3%	7%	9%	27%	4%	7%	0%	31%	100%
Annual Contractual Rent (000’s) (2)	$714	$407	$260	$687	$878	$2,547	$351	$810	$62	$3,348	$10,064
Annual Contractual Rent/Sq. Ft. (2)	$21.24	$17.09	$17.03	$21.10	$22.11	$20.29	$19.63	$26.68	$30.98	$23.22	$21.65
Joint Venture:
Square Feet Expiring	0	3,445	0	68,996	1,017	27,269	7,175	14,687	79,733	193,596	395,918 (3)
% of Leased Space	0%	1%	0%	17%	0%	7%	2%	4%	20%	49%	100%
Annual Contractual Rent (000’s) (2)	$0	$56	$0	$1,263	$20	$609	$155	$359	$1,642	$4,721	$8,825
Annual Contractual Rent/Sq. Ft. (2)	$0	$16.40	$0	$18.31	$19.87	$22.34	$21.59	$24.45	$20.59	$24.39	$22.29
Total (including Company’s share of Joint Venture Properties):
Square Feet Expiring	33,636	24,232	15,272	57,505	40,232	139,173	21,453	37,698	26,283	240,995	636,479
% of Leased Space	5%	4%	3%	9%	6%	22%	3%	6%	4%	38%	100%
Annual Contractual Rent (000’s) (2)	$714	$414	$260	$1,159	$888	$2,851	$428	$989	$523	$5,709	$13,935
Annual Contractual Rent/Sq. Ft. (2)	$21.24	$17.08	$17.03	$20.15	$22.08	$20.49	$19.96	$26.25	$19.92	$23.69	$21.90

(1)	Rentable square feet leased as of December 31, 2003 out of approximately 512,000 total rentable square feet.

(2)	Annual Contractual Rent excludes the operating expense reimbursement portion of the rent payable. If the lease does not provide for pass through of such operating expense reimbursements, an estimate of operating expenses is deducted from the rental rate shown. The contractual rental rate shown is the estimated rate in the year of expiration.

(3)	Rentable square feet leased as of December 31, 2003 out of approximately 427,000 total rentable square feet.

COUSINS PROPERTIES INCORPORATED
SQUARE FEET EXPIRING
As of December 31, 2003

RETAIL

As of December 31, 2003, the Company’s retail portfolio included eight retail properties, excluding all properties currently under construction and/or in lease-up. The weighted average remaining lease term of these retail properties was approximately seven years as of December 31, 2003. Most of the major tenant leases in these retail properties provide for pass through of operating expenses and contractual rents which escalate over time. The leases expire as follows:

										2013
										&
	2004	2005	2006	2007	2008	2009	2010	2011	2012	Thereafter	Total

Consolidated:
Square Feet Expiring	33,586	82,982	65,007	14,568	5,735	17,111	79,323	53,606	18,004	179,077	548,999 (1)
% of Leased Space	6%	15%	12%	3%	1%	3%	15%	10%	3%	32%	100%
Annual Contractual Rent (000’s) (2)	$534	$2,251	$1,595	$167	$166	$560	$2,009	$644	$564	$3,631	$12,121
Annual Contractual Rent/Sq. Ft. (2)	$15.91	$27.12	$24.54	$11.48	$28.88	$32.71	$25.33	$12.02	$31.35	$20.28	$22.08
Joint Venture:
Square Feet Expiring	26,600	50,695	167,790	79,005	55,721	39,155	101,551	142,866	236,849	360,860	1,261,092 (3)
% of Leased Space	2%	4%	13%	6%	5%	3%	8%	11%	19%	29%	100%
Annual Contractual Rent (000’s) (2)	$572	$722	$2,298	$1,658	$1,041	$561	$1,159	$2,186	$3,588	$6,057	$19,842
Annual Contractual Rent/Sq. Ft. (2)	$21.50	$14.25	$13.70	$20.98	$18.68	$14.33	$11.41	$15.30	$15.15	$16.79	$15.73
Total (including Company’s share of Joint Venture Properties):
Square Feet Expiring	37,220	90,352	104,532	47,956	46,794	26,691	93,790	78,754	78,019	240,073	844,181
% of Leased Space	5%	11%	12%	6%	6%	3%	11%	9%	9%	28%	100%
Annual Contractual Rent (000’s) (2)	$615	$2,369	$2,371	$927	$985	$756	$2,192	$1,153	$1,722	$4,722	$17,812
Annual Contractual Rent /Sq. Ft. (2)	$16.51	$26.22	$22.68	$19.34	$21.06	$28.31	$23.37	$14.64	$22.07	$19.67	$21.10

(1)	Gross leasable area leased as of December 31, 2003 out of approximately 600,000 total gross leasable area.

(2)	Annual Contractual Rent excludes the operating expense reimbursement portion of the rent payable and any percentage rents due. If the lease does not provide for pass through of such operating expense reimbursements, an estimate of operating expenses is deducted from the rental rate shown. The contractual rental rate shown is the estimated rate in the year of expiration.

(3)	Gross leasable area leased as of December 31, 2003 out of approximately 1,286,000 total gross leasable area.